UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 11, 2011

BURGER KING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32875	76-3095469
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5505 Blue Lagoon Drive
Miami, Florida
(Address of Principal Executive Offices)
33126
(Zip Code)

(305) 378-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On March 11, 2011, John W. Chidsey, co-Chairman of the Board of Burger King Holdings, Inc. (the “Company”) advised the Company of his decision to resign from the Board, effective April 18, 2011. Mr. Chidsey also serves as Chairman of the Audit Committee and as a member of the Executive Committee. Prior to the acquisition of the Company by an affiliate of 3G Capital Partners Ltd., Mr. Chidsey was Chairman and CEO of the Company, and he agreed to remain employed with the Company until April 18, 2011 (the “Transition Period”). Mr. Chidsey’s decision to resign from the Board of Directors was due to the expiration of the Transition Period and was not the result of any disagreement with the Company.

(e) As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 3, 2010 (the “September 3, 2010 Form 8-K”), Mr. Chidsey agreed to perform part-time consulting services for the six-month period following the Transition Period, provided that either the Company or Mr. Chidsey could terminate this arrangement upon 30 days’ notice. On March 15, 2011, the Company notified Mr. Chidsey that the Company was electing to exercise its option to terminate the consulting arrangement and, as a result, Mr. Chidsey will not be performing consulting services after the expiration of the Transition Period.

The Company has agreed that Mr. Chidsey will receive the balance of his transition bonus in the amount of $2.5 million within five days following the expiration of the Transition Period, rather than in installments as previously disclosed in the September 3, 2010 Form 8-K. The Company further agreed that, as a result of the early termination of his consulting arrangement, Mr. Chidsey will receive 100% of the funds deposited into a trust account in connection with the August Equity Grants (as such term is defined in the September 3, 2010 Form 8-K), or $3,037,291 (excluding accrued interest), immediately following the expiration of the Transition Period, rather than in installments as previously disclosed in the September 3, 2010 Form 8-K. Upon his termination, Mr. Chidsey will also receive the severance payments and benefits set forth in his employment agreement which are described in the Company’s Schedule 14D-9 that was filed with the Commission on September 16, 2010 under “Item 3 — Arrangements with Current Executive Officers and Directors of the Company — Potential Payments Upon a Change-In-Control”.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING HOLDINGS, INC.
By:	/s/ David Chojnowski
David Chojnowski
SVP, Controller and Chief Accounting Officer

Date: March 17, 2011